PURCHASE AND SALE AGREEMENT




   This PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into this 19th day of AuGust, 1997 by and between STATOIL EXPLORATION (US)INC., a Delaware corporation with offices at 2700 Post Oak Boulevard, Suite 700,
Houston, Texas 77056, as seller ("Seller"), and SABA ENERGY OF TEXAS, INCORPORATED, a Texas corporation with offices at 1603 S.E. 19th Street, Suite 202, Edmond, Oklahoma 73103, as purchaser ("Purchaser").


                                    RECITAL:
                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, on the terms and conditions set forth herein all of the oil, gas and other mineral properties and interests described in
Section 1.01 below.
                  NOW THEREFORE, in consideration of the mutual covenants contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller, intending to be legally bound, hereby agree as follows.


                                    ARTICLE I
                         Purchase and Sale of Interests

         1.01 Purchase and Sale of Interests. Upon the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell to Purchaser, and to convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase and acquire from Seller all of Seller's right, title and interest in and to the following properties, assets, rights and interests, hereinafter referred to collectively as the "Subject Properties":

                  (A)      Leases,  OverridiniG Royalty Interests,  Convertible
  Interests: All right, title and interest in and under the oil, gas and mineral leases described on Exhibit A; any and all implied rights and privileges arising by operation of law or otherwise in relation to the Leases;
 all the lands described by the Leases; and all land, leases, and properties pooled or unitized with the Leases or Wells (collectively, the "Leases");
                  (B) Wells: All oil, gas and other wells located on the Leases, including but not limited to those described on Exhibit B and shown on that certain Base Map of Potash Field dated January 16, 1997 prepared by C. H. Fenstermaker & Associates, Inc. (the "Wells");
                  (C) Hvdrocarbons: All oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom, together with all minerals produced in association with these substances (collectively called the "Hydrocarbons") in and under and which may be produced and saved from or attributable to the Leases or Wells, and all rents, issues, profits, proceeds, products, revenues and other income from or attributable thereto;


                  (D) Production Facilities: All oil wells, gas wells, injection wells, disposal wells, or other wells; buildings, field offices (including appliances in such offices) and structures; field separators and liquid extraction plants; plant and gas compressors; pumps and pumping units; pipeline systems, field gathering systems, and flow lines; and tanks and tank batteries, all as used in connection with the ownership or operation of the Leases and the Wells (collectively called the "Production Facilities");
                  (E) Equipment and Personal Propertv: All equipment and personal property, tenements, hereditaments, appurtenances and properties in anyway appertaining, belonging, affixed or incidental to the properties and interests described in subparagraphs (A), (B), (C) and (D) above, including, without limitation, all furniture, office supplies, and office equipment located in any field offices; valves, fittings, meters, apparatus, equipment, tools, fixtures, implements, cables, wires, towers, casing, tubing and rods, situated upon, used, held for use, or useful in connection with the operating, working or development of any of the Leases, Wells and Production Facilities (collectively called the "Equipment");
                  (F) Material Agreements: All material contracts and agreements, together with all amendments, additions, substitutions, replacements, accessions and attachments thereto, associated with the interests referred to in subparagraphs (A), (B), (C), (D) and (E) above,
                                                         2
including but not limited to, surface leases, rights-of-way, easements, licenses, permits, franchises, rights-of-way, easements, servitudes; agreements with lessors, division orders, licenses, and servitudes; all unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any federal, state or other governmental body or agency having jurisdiction) which may affect all or any portion of the Leases or Wells; all oil and gas sales and purchase agreements, contracts and other agreements relating to the production, sale, purchase, exchance or processing of production from or attributable to the Leases or Wells (collectively called the "Material Contracts"); and
                  (G) Records: All records, reports, files and title documents relating to the Subject Properties including correspondence, records of production, maintenance, revenue, sales, expenses, and warranties, lease files, land files, well files, division order files, abstracts, title opinions, assignments, reports, maps, engineering, geological, and, subject to any applicable licensing or confidentiality agreement, all geophysical information, material, and data, together with other files, contracts, and other records and data of Seller relating to the Subject Properties and including all interpretative maps of any kind or character, whether originals, reproductions, microfilm, or computer records, and wherever located (collectively called the "Records").
         1.02 Excluded Assets. As used herein, "Excluded Assets" means (a) all trade credits and all accounts, instruments and general intangibles attributable to the Subject Properties with respect to any period of time prior to the Effective Date; (b) all claims and causes of action of Seller (i) arising from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Date, or (ii) with respect to any of the Excluded Assets;
(c) all of the interest of Seller (A) under any policy or agreement of insurance or indemnity, (B) under any bond, or (C) to any insurance or condemnation proceeds or awards arising from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Date; (d) all Hydrocarbons produced and sold from the Leases with respect to all periods prior to the Effective Date, together with all proceeds from or of such Hydrocarbons;
(e) claims of Seller for refunds of or loss carry forwards with respect to (A) production or any other taxes attributable to any period prior to the Effective Date, (B) income or franchise taxes, or (C) any taxes attributable to the
                                                         3
 Excluded Assets; (f) all amounts due or payable to Seller by vendors or other independent contractors as adjustments or refunds under any Material Contracts that relate to periods prior to the Effective Date; all amounts due or payable to Seller as adjustments to insurance' premiums related to the Subject
Properties with respect to any period prior to the Effective Date; (h) all proceeds, income or revenues (any security or other deposits made) attributable to (A) the Subject Properties for any period to the Effective Date, or (B) any Excluded Assets; (i) all of Seller's proprietary computer software, patents, trade secrets, and other intellectual property, and all audit rights arisina under any of the Material Contracts or otherwise with respect to any of the Excluded Assets.
         1.03 Effective Date. The purchase and sale of the Subject Properties shall be effective as of 7:00 a.m., Central Daylight Savincs Time, on June 1, 1997 ("Effective Date").
         1.04 Assumption of 0perations. Purchaser shall assume ownership of the Subject Properties at Closing (as defined in Section 9.01), and shall at such time assume the obligations of Seller as operator of the Subject Properties on and after the Closing Date (as defined Section 9.01). Seller shall cooperate with Purchaser to obtain any instruments which are prescribed, permitted or required to be filed with any governmental authority or agency in order for Purchaser to serve as operator of any of the Subject Properties.


                                   ARTICLE 11
                                 Purchase Price



                  2.01 Consideration for Sale and Transfer of the Subject Properties". The purchase price for the Subject Properties
(the "Purchase Price") shall be Ten Million Dollars ($10,000,000),

adjusted as set forth in Sections 2.02(A) and 2.02(B) herein. At Closing, Purchaser will deliver to Seller, or upon Seller's instructions to Seller's account at Texas Commerce Bank, Account Number 00101340991, or to such other institution or account as Seller may specify in writing, the Adjusted Purchase Price (as hereinafter defined) as provided in Section 9.02(B) herein.
         2.02 Adjustments to Purchase Price. The Purchase Price shall be adjusted as follows and the resulting amount shall be referred to as the "Adjusted Purchase Price":
                    (A)    The  Purchase  Price shall be adjusted  upward by the
                           following:
                                                         4
                           (i)      The  aggregate  amount  of all  additional
 reasonable costs of operations conducted on the Subject Properties, incurred and paid from the Effective Date to the Closing Date, except those costs incurred by Seller associated with the Pit Remediation, including without limitation, royalties, ad valorem, production, property, severance, windfall profit and similar taxes and assessments based upon or measured by the ownership of property, the production of Hydrocarbons, and prepaid expenses attributable to the Subject Properties which are paid by
Seller and which are, in accordance with generally accepted accounting principles, attributable to the period of time between the Effective Date and the Closing Dat e; and


                           (ii)   The   amount   of   $8,000   per   month   for
                    administrative overhead incurred by Seller during the period of time between the Effective Date and the Closing Date. (B)
                    The  Purchase  Price  shall  be  adjusted  downward  by  the following:
                           (i)      The aggregate  amount of all proceeds and
revenues, other than that referred to in Section 2.02(B)(ii), actually received or accrued in accordance with generally accepted accounting principles by Seller attributable to the Subject Properties during the period of time between the Effective Date and the Closing Date;
                           (ii)     The proceeds received by Seller from the
sublease,  sale or other disposition (which sublease,  sale or other disposition from the execution of this Agreement until Closing shall not occur without the prior written consent of Purchaser) of all or any portion of the Subject Properties; and
                           (iii)    An amount  equal to all unpaid ad valorem,
 property, production, severance and similar taxes and assessments based upon or measured by the ownership of the property or production of Hydrocarbons or the receipt of proceeds therefrom accruing to the Subject Properties in accordance with generally accepted accounting principles prior to the Effective Date, which amount shall be based upon such taxes assessed against production attributable to the Subject Properties in each case for any tax period that includes the Effective Date;

                    (C) Not later than forty-eight (48) hours prior to Closing. Seller shall deliver to Purchaser a statement of Seller's good faith estimate of the adjustments to Purchase Price provided for in Sections 2.02(A) and (B), and specifying the Adjusted Purchase Price to be paid to Seller at Closing.
         2.03 Performance Deposit. Upon execution of this Agreement, Purchaser shall deliver to Seller, by wire transfer in immediately available funds, the amount of five percent (5%) of the Purchase Price as a performance deposit (the "Performance Deposit"). Seller shall hold the Performance Deposit until Closing or until it is returned to Purchaser pursuant to this Agreement. Upon consummation of the transaction at Closing, the Performance Deposit shall be credited against the Purchase Price, and the Adjusted Purchase Price to be paid to Seller at Closing shall be reduced by the amount of then retained portion of the Performance Deposit.
         2.04 Liquidated Damages. If the purchase and sale of the Subject Properties is not completed as contemplated herein by reason of any material breach or default by Purchaser and Seller is not in material breach or default and is otherwise ready, willinc,, and able to fully perform its obligations under this Agreement, then Seller shall in consideration of having held the Subject Properties and as liquidated damages in lieu of all other damages (and as Seller's sole remedy), be entitled to liquidated darnaces in the amount of the Performance Deposit. The parties hereby acknowledge that the extent of damages to Seller occasioned by such breach or default or failure to proceed byPurchaser would be impossible to ascertain and that the amount of the Performance Deposit is a fair and reasonable estimate of such damages under the circumstances. If the purchase and sale of the Subject Properties is not completed as contemplated herein by reason of any material breach or default by Seller and Purchaser is not in material breach or default and is otherwise ready, willing, and able to fully perform its obligations under this Acreement, then Purchaser shall, in consideration of having committed its resources and assets to this acquisition and foregoing other business opportunities, and as liquidated damages in lieu of all other damages (and as Purchaser's sole remedy), be entitled to return of its Performance Deposit. The parties hereby acknowledge the extent of damages to Purchaser occasioned by such breach or default or failure to proceed by Seller would be
                                                         6
impossible or extremely difficult to ascertain and that the amount of these stipulated liquidated damages is a fair and reasonable estimate of such damages under the circumstances.


                                   ARTICLE III
                              Due Diligence Review



         3.O1 Purchaser shall have until 5:00 p.m. on the third business day preceding the Closing Date (the "Notice Date") in order to conduct a due diligence review, at Purchaser's sole cost and expense, with respect to title matters affectincy the Subject Properties (the "Review"). If Purchaser believes, in Purchaser's sole opinion, that there is a Material Title Defect (as hereafter defined in Section 7.01(B)(iv), also called "Defect") relating to the Subject Properties, Purchaser shall immediately notify Seller of the existence of such Material Title Defect (the "Defects Report"). The Defects Report shall be in writing and shall describe the Defect(s), specify the Property affected and set forth Purchaser's assessment of the actions and the cost required to cure the Defect(s) (the "Estimate"). Seller shall have the option to cure the Defect(s) or commence negotiations with Purchaser, prior to the Closing Date,to agree upon a mutually satisfactory adjustment to the Purchase Price to reflect the amount of the Estimate. If by 5:00 p.m. on the business day prior to the Closing Date, Purchaser and Seller are unable to agree upon an adjustment to the Purchase Price, Purchaser may either (i) terminate this Agreement or (ii) waive the Material Title Defect and proceed with the Closing and the payment of the Purchase Price without adjustment for the Defect. If Purchaser elects to terminate this Agreement pursuant to this Section, Purchaser shall immediately send a written notice to the Seller indicating such election and in no event later than 5:00 p.m. on the business day prior to the Closing Date. Upon proper delivery of such notice in compliance with this Section, this Agreement shall terminate and neither Purchaser nor Seller shall have any further rights hereunder, except for the right of Purchaser to receive and the obligation of Seller to refund the Performance Deposit. In the event Purchaser fails to deliver written notice of its election to terminate, Purchaser shall be deemed to have waived such Defect(s) and the parties shall then proceed immediately to Closing.


7

                                   ARTICLE IV
                         Representations and Warranties



         4.01   Representations   and   Warranties   of  Seller.   The   express
representations and warranties of Seller contained in this paragraph or otherwise stated in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied, statutory, or otherwise.


                    (A)  Seller  is  a  corporation,   duly  organized,  validly
existing and in good standing under the laws of Delaware and is properly qualified to do business in the state of Louisiana;


                      (B) Seller has the requisite power and authority to carry on its business as presently conducted and has the requisite power and authority to enter into and perform its obligations under this Agreement; the consummation of the transactions contemplated by this Agreement will not conflict with, or result in a violation or breach of, or give rise to any rights of acceleration or any default under the articles of incorporation or by-laws of Seller, or any provision of any mortgage, indenture, contract, material agreement or other instrument to which Seller is a party or by which any of its material assets are bound or any judgment, decree, order, statute, rule or regulation applicable to Seller or to which any material portion of their respective properties and assets are subject;
                      (C) The execution and delivery of this Agreement, and the execution and delivery of all certificates, documents and instruments required to be executed and delivered by Seller, and the consun-unation of the transactions contemplated hereby as of the Effective Date, have been duly authorized by all necessary action;
                      (D) This Agreement has duly and validly executed and delivered by Seller and will constitute a legal, valid and bindinc, obligation of Seller enforceable against it in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws as well as to general principles of equity;
                      (E) Except with respect to the Pit Remediation (as defined and provided for in Section 5.01(C) below) and as otherwise expressly made known to Purchaser, no action, suit or proceeding is pending or, to the knowledge of Seller threatened before any court or governmental ac,ency or arbitral body which might have a material adverse effect with respect to the Subject Properties or which seeks to invalidate, enjoin or restrain the consummation of the transactions contemplated hereby or any action taken or to be taken in connection therewith;
                    (F) Seller has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the transactions contemplated by this Agreement;
                    (G) All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of Hydrocarbons or the receipt of proceeds therefrom with respect to the Subject Properties for all periods prior to the Effective Date have been properly paid according to industry standards and all such taxes and assessments which must be paid prior to the Closing Date shall be properly paid by Seller;


                    (H) To Seller's knowledge, all royalties, rentals and other payments (including any due by virtue of any take-or-pay or other gas contract settlement) due by Seller under all the Leases have been properly and timely paid and all conditions necessary to keep the same in force have been fully performed except as to (i) funds which have been placed in escrow by Seller pursuant to the Leases as a result of, among, other reasons, defects in the title to royalty owners, the inability to cure defects in said title, or inability to locate and/or identify royalty owners entitled to payments and (ii) such non-performance which would not reasonably be expected to have a material adverse effect on the ownership or operation of the Subject Properties;
                                    (I)     Seller is not obligated by virtue of
any prepayment arrangement under any contract for the sale of Hydrocarbons, including take-or-pay obligation, imbalance of production or similar provisions or a production payment or any other arrangement to deliver Hydrocarbons from the Subject Properties at some future time without then or thereafter receiving full payment therefor;


                    (J) Seller has all material governmental licenses and permits and has, to Seller's knowledge, properly made all material filings, necessary or appropriate to obtain such licenses and permits to own and operate the Subject Properties as presently being owned and


9

  operated, and such licenses, permits and filings are in full force and effect, except where the failure to have made any such filings or to have received any such licenses or permits would not have a material adverse effect on Seller's ownership or operation of the Subject Properties, and to Seller's knowledge no material violations exist in respect of any such licenses, permits or filings, no proceeding is pending or to Seller's knowledge is threatened looking toward the challenging, revocation or limitation of any such licenses, permits or filings; and Seller, to its knowledge, has complied in all material respects with all laws, rules, regulations, ordinances, codes, orders, licenses, concessions and permits relating to any of the Subject Properties, except for any such violations or non-compliance that would not have a material adverse effect on Seller ownership or operation of the Subject Properties;
                    (K) With respect to title to the Subject Properties, except as to Permitted Encumbrances, Seller's right, title, and interest in and to the Subject Properties is Good and Marketable (as defined herein);

                                    (L)     To Seller's knowledge, it has not
sold, nor to its knowledge permitted to be sold, any Hydrocarbons in violation of any law, ordinance, rule or regulation pertaining to the pricing, production, conservation or allocation of Hydrocarbons;

                      (M) There exists no preferential right or any other agreement, arrangement or understanding with any person not a party to this Agreement to purchase a portion of the Subject Properties;


                    (N) All of the Wells included in the Subject Properties have been drilled and completed within the boundaries of such Subject Properties or within the limits otherwise permitted by contract, pooling or unit agreement, and by law, and all drilling and completion of said Wells have been conducted in material compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court, tribal or governmental body or agency, and no Well is subject to material penalties on allowables after tfie date hereof because of any overproduction or any other violation of applicable laws, rules,
                                                        10
regulations or permits or judgments, orders or decrees of any court or governmental body or agency which would prevent such well from being entitled to its full legal and regular allowable from and after the date hereof as prescribed by any court or governmental body or agency;
                    (0) Seller is not a "public utility holding company" as defined in the Public Utility Holding Company Act of 1935, as amended;
                    (P) Seller has not received notice of any pending claims for cancellation from any lessors with respect to the Leases;
                    (Q) There are no gas balancing obligations or makeup rights relating to the Subject Properties;
                    (R) The Subject Properties are not subject to any back-in arrangements which will diminish the interests set forth on Exhibit B;
                    (S) There are no surface use or access agreements currently in force and effect, which are not being assicned by this Agreement, that would materially interfere with oil and gas operations on the Leases;
                      (T)    Environmental Matters.
                            (i)      Without limiting the generality or
applicability of any other provision of this Agreement, and except for the Pit Remediation, oil and gas activities on the Subject Properties do not, to Seller's knowledge, violate any federal, state, local, or tribal law (including common law), ordinance, rule, standard, prohibition, or regulation relating to health, safety, or the environment (collectively "Environmental Laws"), and Seller to its knowledge has timely filed all required reports, obtained all required approvals and permits, and generated and maintained all required data, documentation and records under any applicable Environmental Laws;


                           (ii)     To Seller's knowledge, except for the Pit
Remediation, there has not been, and is not occurring, any discharge or release of any hazardous substances in or on any of the Subject Properties operated by the Seller in amounts or concentrations which reasonably could be expected to give rise to liabilities or obligations exceeding $100,000 in any instance or exceeding $500,000 in the aggregate and, except for the Pit Remediation, Seller does not have any liabilities or obligations in excess of the aforesaid amounts with respect to the introduction of hazardous substances into the environment for activities relating, to the operation of the Subject Properties prior to the Closing Date;
                           (iii)   To Seller's knowledge, there are no existing,
 naturally                 occurring  radioactive  materials  (NORM)  within the
                           Subject Properties; (iv) To Seller's knowledge there are no pending or threatened claims nor any basis for claims against Seller relating to the Subject Properties under Environmental Laws, except for the Pit Remediation;
                           (v)      To Seller's knowledge, no polychlorinated
biphenyls (PCBS) nor transformers, compressors nor other equipment which contains PCBs have been constructed, placed, deposited, stored, disposed of nor located on the Subject Properties;
                    (U) There are no calls on production, forward sales, or price hedging arrangements in place and affecting the Subject Properties;
                    (V) Other than the Wells listed on Exhibit B and disclosed to Purchaser in the data room in Seller's offices during the course of Purchaser's due diligence review, to Seller's knowledge there are no other oil and gas wells or disposal wells located on the Subject Properties, and Seller has received no demands or requests for plugging and abandoning any of the Wells or any other wells which might be located on the Subject Properties; and
                   (W) Except for the Pit Remediation, prior to the Effective Date, and to the extent required by, and in accordance with, rules and regulations of the Louisiana Commissioner of Conservation and other applicable laws, rules and regulations and other obligations imposed upon Seller by contract, Seller has restored associated or affected surface areas, conforming to and satisfying the terms and conditions of the Leases and/or any agreement, laws, orders, rules, regulations, or permit obligations pertinent thereto.

       4.02 Limited Warranty. ANY ASSIGNMENT AND BILL OF SALE, DEED, SUBLEASE OR OTHER CONVEYANCE EXECUTED PURSUANT HERETO SHALL BE WITHOUT ANY WARRANTY OR
REPRESENTATION OF TITLE, EITHER EXPRESS,
IMPLIED, STATUTORY OR OTHERWISE, EXCEPT BY, THROUGH, AND UNDER SELLER, AND SHALL BE WITHOUT ANY EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION AS TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, FREEDOM FROM REDHIBITORY VICES OR DEFECTS, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY OF THE EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE, AND WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. PURCHASER IS RELYING SOLELY UPON ITS OWN INSPECTION
OF THE SUBJECT PROPERTIES, AND EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER SHALL ACCEPT THE SUBJECT PROPERTIES IN THEIR "AS IS, "WHERE IS'@ CONDITION, EXCEPT AS EXPRESSLY SET FORTH HEREIN TO THE CONTRARY. IN ADDITION, SELLER MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO
PURCHASER, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE SUBJECT PROPERTIES, PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE SUBJECT PROPERTIES OR THE ABILITY OR POTENTIAL OF THE SUBJECT PROPERTIES TO PRODUCE HYDROCARBON OR ANY OTHER MATTERS CONTAINED IN THE PROPRIETARY DATA OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO PURCHASER BY SELLER OR BY SELLER'S AGENTS OR REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE TO PURCHASER ARE PROVIDED PURCHASER AS A CONVENIENCE, AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER. ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT THE PURCHASER'S SOLE RISK TO THE MAXIMUM EXTENT
                                                        13
PERMITTED BY LAW; PROVIDED, HOWEVER, SELLER REPRESENTS THAT IT HAS NOT KNOWINGLY FAILED TO PROVIDE TO PURCHASER FOR ITS REVIEW ANY RECORDS OR MATERIAL CONTRACTS IN ITS POSSESSION OR CONTROL OR TO WHICH IT HAS ACCESS. PURCHASER EXPRESSLY WAIVES THE WARRANTY OF FITNESS FOR INTENDED PURPOSES OR GUARANTEE AGAINST HIDDEN OR LATENT REDHIBITORY VICES UNDER LOUISIANA LAW INCLUDING LOUISIANA CIVIL CODE ARTICLES 2520 THROUGH 2548; WAIVES ALL RIGHTS IN REDHIBITION PURSUANT TO LOUISIANA CIVIL CODE ARTICLE 2520 ET SEQ.; ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS SALE AND THE CONSIDERATION THEREOF; AND ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF THE PURCHASER AND EXPLAINED IN DETAIL AND THAT PURCHASER HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OF WARRANTY


AGAINST REDHIBITORY VICES AND DEFECTS



OF FITNESS AND/OR WARRANTY AGAINST REDHIBITORY VICES AND DEFECTS FOR THE SUBJECT PROPERTIES. THE ASSIGNMENTS AND BILLS OF SALE, SUBLEASES, DEEDS OR OTHER CONVEYANCES TO BE DELIVERED BY SELLER AT CLOSING SHALL EXPRESSLY SET FORTH THE DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 4.02.


4.03 Representations and Warranties of Purchaser. Purchaser represents and warrant to Seller:


                  (A) Purchaser is duly organized, validly existing, and in good standing under the laws of the state of Texas and is properly qualified to transact business in the state of Louisiana, or will be so qualified by the Closing Date;

                  (B) Purchaser has all requisite power and authority, corporate and otherwise, to carry on its business as presently conducted, to enter into this Agreement, to purchase the Subject Properties on the terms described in this Agreement and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement

                CP

                                                        14

will not violate, or be in conflict with, any provisions of Purchaser's articles of incorporation or by-laws, or of Purchasers agreements or governing documents or any material agreement or instrument to which Purchaser is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Purchaser;
                  (C) The execution and delivery of this Agreement, all certificates, documents, and instruments required to be executed and delivered by Purchaser, and the consummation of the transactions contemplated hereby as of the Effective Date, are duly authorized by all requisite action;


                  (D) This  Agreement  constitutes  a legal,  valid and  binding obligation of Purchaser,  enforceable  against it in accordance  with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws as well as to general principles of equity;
                  (E)  To  the  knowledge  of  Purchaser,  no  action,  suit  or proceeding is pending, or threatened before any court or governmental agency which seeks to invalidate, enjoin or restrain the consummation of the transactions contemplated hereby, or any action taken or to be taken in connection therewith;
                  (F) Purchaser has adequate financial  resources to make timely payment of the Purchase Price and to pay and perform its other obligations hereunder and all financial statements furnished to Seller accurately reflect Purchaser's current financial position;
                  (G)  Purchaser  has  incurred  no  liability,   contingent  or
otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever;
                  (H) Purchaser has been afforded an  opportunity to (a) examine the Subject Properties and such materials as it has requested to be provided to it by Seller, (b) discuss with representatives of Seller such materials and the nature and operation of the Subject Properties and (c) investigate the condition, including subsurface condition, of the Leases and Material Contracts and the condition of the Equipment. Purchaser acknowledges that in entering into this Agreement, Purchaser has relied upon its independent investigations of and judgment with respect to the Subject Properties in addition to Seller's representations, warranties and covenants hereunder;


         (I) The consummation of the transactions contemplated herein are not 44 prohibited transactions" with respect to Purchaser under the Employee
      Retirement Income Security Act of 1974 ("ERISA"), and the Consummation of the transactions contemplated herein will not violate any other provisions of ERISA with respect to Purchaser;
                         (J) To the extent required by, and in accordance with, rules and regulations of the Louisiana Commissioner of Conservation and other applicable laws, rules and regulations and other obligations imposed upon Purchaser by contract, Purchaser shall plug and abandon all Wells (including, but not limited to, any salt water disposal wells, but excluding any wells the existence of which would violate Seller's representation in Section 4.01(V) above) and shall remove all abandoned or unused production facilities and equipment, which, as of the Effective Date or thereafter, are located on the lands subject to the Leases, or otherwise in which Seller's interests are hereby transferred;


                  (K) After the Closing, Date but as of the Effective Date, except for the Pit Remediation, to the extent required by, and in accordance with, rules and regulations of the Louisiana Commissioner of Conservation and other applicable laws, rules and regulations and other obligations imposed by contract, Purchaser shall restore associated or affected surface areas of the Subject Properties, conforming to and satisfying the terms and conditions of the Leases and/or any agreements, laws, orders, rules, regulations or permit obligations pertinent thereto;
                  (L) Purchaser shall pay the cost of all plugging and abandonment of the Wells, all removal of facilities, equipment and pipelines, and all restoration of lands or water bottoms, Leases, Production Facilities, Equipment or pipelines located on the Subject Properties or on lands or water bottoms unitized therewith, including but not limited to any such costs which Seller is obligated to pay to the extent that these obligations arise from and after the Effective Date; and


16

                  (M) Purchaser warrants that it is acquiring the Subject Properties for its sole account and not for resale, in whole or part, to any other person, firm or entity in any manner that will violate any applicable state or federal securities law.


                                    ARTICLE V
                                    Covenants



           5.01 Covenants and Agreements of Seller. Seller covenants and agrees that:
                  (A) Seller agrees after Closing to provide reasonable revenue and expense accounting support regarding the Subject Properties for a reasonable period of time.
                  (B) Seller agrees to cooperate with Purchaser in the execution and delivery of any agreements or documents reasonably necessary to effect the transaction contemplated hereby.


(C) Seller has been required by the Louisiana Department of Environmental Quality ("DEQ") to remediate a certain pit, identified by and with the DEQ as "Pit #' )8PO80,


Sections 7, 8 & 9" (the "Pit Remediation"). Seller agrees to complete the Pit Remediation to the satisfaction of the DEQ. and to bear the cost of such remediation regardless of the completion date of such remediation. Seller shall provide written notice to Purchaser at such time as Seller has completed the Pit Remediation ("Remediation Completion Notice").
                    (D) Seller agrees to use its best efforts to cause the Subject Properties to be maintained and operated in a prudent and workmanlike marine r in accordance with standard oil and gas industry practices for the general area during, the period between the date of this Agreement and the Closing Date.
                  (E) During the period from the date of this Agreement until the Closing Date, Seller will not (i) abandon or permit the abandonment of any material part of the Subject Properties or conveyed or disposed of any material part of the Subject Properties (other than Hydrocarbons produced from the Subject Properties in the ordinary course of business).
                                                       17

           5.02 Covenants and Agreements of Purchaser=. Purchaser covenants and agrees that:
                  (A) From and after the Closing Date and to the extent necessary to facilitate the consummation of the transactions contemplated herein, in addition to the assumption by Purchaser of the obligations of Seller attributable to the Subject Properties after the Closing Date, Purchaser agrees, to the extent required by applicable law or the terms of any Leases or Material Contracts, to enter into specific agreements of assumption with respect to said obligations of Seller to specific third parties or governmental authorities to the extent such obligations are attributable to the Subject Properties after the Effective Date;
                  (B) Purchaser agrees to cooperate with Seller in the execution and delivery of any agreements or documents reasonably necessary to effect the transaction contemplated hereby;


                  (C) Purchaser  accepts the Subject  Properties  subject to all
existing  Naturally  Occurring   Radioactive  Material  (NORM)  and  oil  and/or
saltwater spills and damages on the Leases, except for the Pit Remediation; and



                  (D) Purchaser agrees to conduct a 3D seismic survey (the "3D Survey") over all or a substantial portion of the Lease lands within twenty-four
(24) months after Closing, subject to the timely receipt of necessary permits to begin and complete the 3D Survey. Failure by Purchaser to conduct the 3D Survey within the 24 month time period will not constitute a breach of contract or constitute grounds for a claim by Seller for indemnification, provided Purchaser is proceeding in good faith to complete the Survey.

ARTICLE VI
Title Matters



        6.01    Good and Marketable Title.
(A) As used herein, the term "Good and Marketable Title" shall mean, as to the Leases, such title held by the Seller, that, subject to and after giving effect to the Permitted


1 8

Encumbrances: (i) entitles Seller to receive not less than the "Net Revenue Interests" set forth on Exhibit B of the Hydrocarbons produced, saved and marketed from the Wells; or (ii) obligates Seller for the life of the applicable leasehold or other interest to bear costs and expenses relating to the maintenance, development and operation of the Subject Properties in an amount not greater than the "Working Interest" set forth on Exhibit B, other than Permitted Encumbrances.
                    (B) The term "Permitted Encumbrances", as used herein, shall mean:
                           (i)      lessors'  royalties,  overriding  royalties,
and other leasehold  burdens of
whatever nature, of record or reflected on Exhibits A and B, sales contracts covering oil, gas or associated liquid or gaseous hydrocarbons, reversionary interests and similar burdens to the extent to which they do not operate to reduce the Net Revenue Interest in any of the Subject Properties to less than the Net Revenue Interest set forth for the affected property on Exhibit B;

                          (iii)  liens for taxes or assessments not yet due or
not yet delinquent;
                           (iv)     all rights to consent by,  required  notices
 to,  filings with, or actions by
governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained subsequent to such sale or conveyance;
                           (v)      all outstanding contracts, agreements,
instruments,  obligations, defects and
irregularities affecting the Subject Properties that are not such as to interfere, individually or in the aggregate, materially with the operation or use of the Subject Properties in the judgment of a reasonable and prudent operator in the area where the Subject Properties are located;


                           (vi)     the terms and conditions of all agreements,
orders,  instruments,  documents which do not, individually or in the aggregate, reduce the Net Revenue Interest of any of the Subject Properties to less than the Net Revenue Interest set forth on Exhibit B;


19

                           (vii)    rights reserved to or vested in any
municipality or governmental, statutory or public authority to control or regulate any of the Subject Properties in any manner, and all applicable laws, rules, and orders of governmental authority;
                           (viii)   gas contracts and crude oil purchase
contracts that are terminable within 30 days or less notice; and
                           (ix)     such Title  Defects (as defined  herein) or
 other  defects as  Purchaser  has
waived pursuant to the terms of this Agreement.
                  (C) A "Title Defect" shall be any material encumbrance, encroachment, irregularity, defect in or objection to Seller's title to any of the Leases that does not constitute a Permitted Encumbrances, or that alone or in combination with other defects renders Seller's title to any portion of the Leases less than Good and Marketable Title.


ARTICLE VII
Indemnification



         7.01     Survival and indemnification
(A) Survival. Notwithstanding any investigation made before or after the Closing Date by or on behalf of any party to this Agreement, (1) the covenants, except for Seller's covenant in Section 5.01(C) which shall expire six months after Purchaser's receipt of the Remediation Completion Notice, (ii) the agreements, excluding agreements to indemnify which shall survive for the time periods hereinafter specified, and (iii) the representations and warranties, except for Seller's representations made in Sections 4.01(T) and 4.01(W), and farther excluding Section 4.01(K) which shall expire at Closing, of the parties to this Agreement will survive for one (1) year from the Closing Date.
                  (B) Obligations of Seller. Seller agrees to indemnify and hold harmless Purchaser and its shareholders, directors, officers, partners, employees, their agents and assigns from and against any loss or damage (including, without limitation, reasonable attorneys' fees and costs) reasonably incurred (excluding any consequential damage or loss) (a "Loss") by Purchaser resulting from, based upon, or arising from, directly or indirectly:
                                                        20
                           (i)      For a period of one year after Closing, any
inaccuracy in, or breach or non-performance of, any of the representations, warranties, covenants, or agreements made by Seller in or pursuant to this Agreement, except for representations made in Sections 4.01(K), 4.01 (T) and
4.01 (W);


                           (ii)     The Pit Remediation  provided for in Section
  5.01(C),  including any demands
made by the DEQ for additional remediation measures in connection with the Pit Remediation, provided that such demands by the DEQ or any other demand made in connection with the Pit Remediaton is made within six months following Purchaser's receipt of the Remediation Completion Notice;
                             (iii)  For a period of one year after  Closing,
any other matter as to which Seller
  in other provisions of this Agreement has expressly agreed to indemnify Purchaser unless expressly provided otherwise.
                    (C) Obligations of Purchaser. Purchaser agrees to indemnify and hold harmless Seller and its shareholders, directors, officers, employees, agents and assigns from and against any Loss of Seller resulting from, based upon or arising from, directly or indirectly:
                             (1)    For a period  of one year  after  Closing,
 any  inaccuracy  in, or breach or
  non-performance of any of Purchaser's representations and warranties, except for Sections 4.0-')(J), (K) and (L), covenants, or agreements made by Purchaser in or pursuant to this Agreement;


                       (ii)     Any inaccuracy in Sections 4.03(J), (K) and (L);
                       (ii) Any other matter as to which Purchaser in other provisions of this Agreement has expressly agreed to indemnify Seller;
                      (iii)    Except as may be otherwise  expressly
provided for in this Agreement, any lawsuits, liens, judgments, costs, reasonable attorneys' fees, claims or proceedings of any nature relating to the Subject Properties and arising out of any act, transaction or circumstance involving Purchaser, whether based on negligence or otherwise, and occurring after the Closing Date; and
                      (iv) Any claims, losses, damages, lawsuits, liens, judgments, costs, reasonable attorneys' fees, claims or proceedings of any nature made by third parties, including any and all governmental entities, subject to Section 7.01(B)(ii), relating to the Subject 21

Properties, whether such claims are related to incidents occurring before or after the Effective Date or the Closing Date.
                  (D) Notice and  Opl2ortunitv  to Defend.  After receipt by any party hereto (the "Indemnified Party") of notice of any demand, claim, or circumstances that, with the lapse of time, could give rise to a claim, or the commencement (or threatened commencement) of any action, proceeding, or investigation, that in either case could give rise to a right to indemnification pursuant to this Article VII (an "Asserted Liability"), the Indemnified Party
will give the party that may become obligated to provide indemnification under this Article VII (the "Indemnifying, Party") written notice describing the Asserted Liability in reasonable detail and indicating the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. After accepting in writing its obligation to indemnify the lndemnified Party against the Assumed Liability, the Indemnifying Party may defend, at its own expenses and by its own counsel, any Asserted Liability, and the Indemnified Party will cooperate in such defense against such Asserted Liability. If the Indemnified Party fails to defend the Asserted Liability within thirty (30) calendar days after notice thereof (or sooner if the nature of the Asserted Liability so requires) or contests its obligation to indemnify under this Agreement, the Indemnified Party may pay, compromise, or defend such Asserted Liability for the account, and at the expense of, the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise will not be unreasonably withheld. In connection with the defense of any claim, the Indemnified Party will make available to the Indemnifying, Party any books, records, or other documents within its control that are necessary or appropriate for such defense. In addition, any Indemnifying, Party will be subrogated to the rights of the Indemnified Party with respect to the respective Loss.
                    (E) Limitation. Notwithstanding anythind, in this Article VII with respect to the obligation of Seller to indemnify Purchaser for any Loss, Seller will not be required to indemnify Purchaser until the aggregate of all amounts for which indemnity would otherwise be due exceeds $200,000, in which case Seller will be responsible for all indemnifiable amounts 22 excluding the first $200,000. With respect to the obligation of Purchaser to Seller for any Loss, Purchaser will not be required to indemnify Seller until the aggregate of all amounts for which indemnity would otherwise be due exceeds $200,000, in which case Purchaser will be responsible for all indemnifiable amounts excluding the first $200,000. This limitation shall not apply to any costs, losses or damages arising out of Seller's obligation in respect of the Pit Remediation provided for in Section 5.01(C).
                  (F) Neither Purchaser nor Seller shall be entitled to recover from Seller or Purchaser, respectively, for any losses, costs, expenses, or damages arising under this Agreement or in connection with or with respect to the transactions contemplated in this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney fees, suffered by such party. Neither Purchaser nor Seller shall have any right to recover punitive, special, exemplary and consequential damages arising in connection with or with respect to the transactions contemplated in this Agreement.
                  (G) If the Closing- occurs, the sole and exclusive remedy of each of the Purchaser and the Seller with respect to the purchase and sale of the Properties shall be pursuant to the express indemnification provisions of this Article VII. If the Closing occurs, Purchaser and Seller shall be deemed to have waived, to the fullest extent permitted under applicable law, any right of contribution against Seller or any of its affiliates and any and all rights, claims and causes of action it may have against Seller or any of its affiliates or Purchaser or any of its affiliates, respectively, arising under or based on any federal, state or local statute, law, ordinance, rule or regulation or common law or otherwise.
                  (H) No person entitled to indemnification hereunder or otherwise to damages in connection with or with respect to the transactions contemplated in this Agreement shall settle, compromise or take any other action with respect to any claim, demand, assertion of liability or legal proceeding that could prejudice or otherwise adversely impact the ability of the person providing such indemnification or potentially liable for such damages to defend or otherwise settle or compromise with respect to such claim, demand, assertion of liability or legal proceeding.



                 (I) Seller and Purchaser acknowledge that the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated in this Agreement.  As the payment of


                                                        24
money shall be adequate compensation, Purchaser and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby.

              (J) Each person entitled to indemnification hereunder or otherwise to damages in connection with the transactions contemplated in this Agreement shall take all reasonable steps to mitigate all losses, costs, expenses and damages after becoming, aware of any event or circumstance that could reasonably be expected to give rise to any losses, costs, expenses and damages that are indemnifiable or recoverable hereunder or in connection herewith.
                  (K) THE INDEMNIFICATION, RELEASE AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE (EXCLUDING GROSS NEGLIGENCE), STRICT LIABILITY OR OTHER FAULT, EXCLUDING WILLFUL MISCONDUCT, OF ANY INDEMNIFIED PARTY. PURCHASER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.
                  (L) Neither Seller nor Purchaser shall have any obligation or liability under this Agreement or in connection with or with respect to the transactions contemplated in this Agreement for any breach, misrepresentation or noncompliance with respect to any representation, warranty, covenant or obligation if such breach, or misrepresentation or noncompliance shall have been waived by the other party, any misrepresentation or breach of warranty if such other party had knowledge of the relevant facts at or before Closing or any
                                       t-)


24

misrepresentation or breach of warranty if such other party should have known, in the exercise of reasonable diligence, of the relevant facts at or before Closing.


                                  ARTICLE VIII
                              Conditions to Closing



         8.01 Seller's Conditions. The obligations of Seller to consummate the transactions contemplated hereby are subject, at the option of Seller, to the satisfaction of the following conditions:

                  (A) All representations and warranties of Purchaser contained in this Agreement shall be true in all material respects as of the Closing Date, and Purchaser has performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by' Purchaser prior to the Closing Date.
                  (B) Seller shall have received a certificate dated as of the Closing Date, executed by Purchaser, in form and substance satisfactory to Seller, to the effect that the statements in Sections 8.01(A) above are true at and as of the Closing Date, and Purchaser's conditions to Closing have been waived or satisfied by Purchaser in connection with the transactions contemplated by this Agreement.
                  (C) No suit or other proceeding, shall be pending before any court or governmental agency seeking, to restrain, prohibit or declare illegal, or seeking substantial damages in connection with the purchase and sale contemplated by this Agreement.


         8.02 Purchaser's Conditions. The obligations of Purchaser to consummate the transactions contemplated hereby are subject, at the option of
Purchaser, to the satisfaction of the following      conditions:
                  (A) All  representations and warranties of Seller contained in this Agreement shall be true in all material respects at and as of the Closing Date, and Seller shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Seller at or prior to the Closing Date.
                  (B) Purchaser  shall have  received a certificate  dated as of the Closing Date, executed by Seller, in form and substance satisfactory to Seller, to the effect that the statements in Sections 8.02(A) above are true at and as of the Closing, Date, and Seller's conditions to Closing have been waived or satisfied by Seller in connection with the transactions contemplated by this Agreement.
                  (C) No suit or other  proceeding  shall be pending  before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking, substantial damages in connection with, the purchase and sale contemplated by this Agreement.



                  (D) Seller shall convey to Purchaser title to the Subject Properties and to the properties and rights described in Section 1.03 herein, without warranty of title, expressed or implied, except by, through, and under Seller, subject to Permitted Encumbrances and/or waived Material Title Defects.


                                   ARTICLE IX
                                     Closing



                  9.01 Time of Closing. The closing ("Closing") of the transactions contemplated hereby shall take place at a place mutually agreed upon in writing by the parties on or before September 1,1997 (the "Closing Date").

                  9.02 Actions of Seller and Purchaser at Closing. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:
                  (A) Seller shall execute, acknowledge, and deliver to Purchaser the instruments (in sufficient counterparts to facilitate recording) necessary to convey the Subject Properties. The assignment and bill of sale of the Leases and Wells and attendant property and fixtures shall be on the form attached hereto as Exhibit D. Assignments on forms required by governmental entities shall be prepared to be executed and delivered by Seller to Purchaser at Closing;


(B) Purchaser shall deliver to Seller the Adjusted Purchase Price, less the Performance Deposit, by wire transfer to an account designated by Seller;
                                                     26
 (C) Seller shall deliver to Purchaser exclusive possession of the Subject Properties conveyed to Purchaser; (D) Seller and Purchaser shall execute, acknowledge, and deliver to each other such additional documents as are reasonable and customary to accomplish the purposes of this Agreement, including conveyances, assignments, transfers, bills of sale, and resignations of
                                       ZD
Seller as operator, and other instruments necessary to convey to Purchaser the title, rights, and obligations in and to the Subject Properties;



                  (E) Seller and Purchaser shall execute and deliver transfer orders, letters in lieu thereof or other instruments which may be necessary or desirable to cause all proceeds of production attributable to the Subject Properties to be made to Purchaser as provided in this Agreement;
  t@


(F) Seller shall deliver to Purchaser the certificate provided for in Section 8.02(B);



(G)    Purchaser shall deliver to Seller the certificate provided for in Section
8. 01 (B); and



                  (H) At Closing, or within 180 days following Closing,, Seller shall deliver to Purchaser all funds representing the value or proceeds from production removed or sold from third party interests related to the Subject
Properties and held by Seller in accounts from which payments have been suspended ("Suspended Funds"). Purchaser shall accept the Suspended Funds and, thereafter, be solely responsible for the proper distribution of the Suspended Funds, including any obligation to identify, locate and pay the persons entitled to the Suspended Funds and to report and to escrow the Suspended Funds as required by any applicable law; provided that Seller advises Purchaser of the specific property(s) to which the Suspended Funds are attributable, and all information in the possession of Seller relative to the division of interest of the Suspended Funds, Purchaser shall indemnify, hold harmless and defend Seller against any and all losses, claims, suites, causes of action, controversies, liability and expenses arising directly or indirectly out of Purchaser's improper or untimely disbursement, escrow or continued suspension of the Suspended Funds. For a period of one year after Closing, Seller shall remain 27 liable for any interest and penalties incurred by Purchaser in connection with the Suspended Funds, to the extent that such penalties and/or interest are attributable to Seller's possession of the Suspended Funds prior to the Effective Date; provided, however, that Purchaser shall not make any settlement with any claimant to the Suspended Funds which would include penalties and/or interest allocable to Seller pursuant to this Section without the consent of Seller. In addition, for a period of one year after Closing, in the event that any final judicial determination finds that the Suspended Funds are insufficient to satisfy the claims of any claimant to the Suspended Funds, Seller shall be liable for any such deficiency but only to the extent that such deficiency is attributable to the period of Seller's possession of the Suspended Funds prior to the Effective Date.


                                    ARTICLE X
                           Obligations after Closinig



         10.01 Post-Closing Adjustmenta. As soon as practicable after Closing, but not later than December ' ) 1, 1997, Seller and Purchaser shall prepare and deliver to each other, in accordance with this Agreement and generally accepted accounting principles, a statement (herein respectively called "Purchaser's Final Settlement Statement" and "Seller's Final Settlement Statement" and collectively the "Final Settlement Statements") each setting forth each adjustment or payment that was not finally determined as of Closing and showing the calculation of such adjustments. As soon as practicable after receipt of such Final Settlement Statements, and no later than ten (10) days after receipt of such Final Settlement Statement, each party shall deliver to the other party a written report, containing any chances that each such party proposes be made to the other party's Final Settlement Statement. The parties shall undertake to agree with respect to the "Final Purchase Price" pursuant to such post-Closing adjustments no later than December 1, 1997. The date upon which such agreement is reached or upon which the Final Purchase Price is established, shall be herein called the "Final Settlement Date". In the event the Final Purchase Price is more than the Purchase Price, Purchaser shall pay the difference to Seller within thirty (30) days. If the Final Purchase Price is less than the Adjusted Purchase Price, Seller shall pay the difference to Purchaser within thirty (-' )0) days.
                                                       28
          10.02 Files and  Records.  At Closing,  but in no event later than ten
(10) business days following Closing, Seller shall deliver to Purchaser all files and records relating to the Subject Properties, including all Material Contracts and Records, seismic data, geological maps, logs, interpretations, evaluations, scouting reports and magnetic surveys, but excluding accounting records for dates prior to the Effective Date. Seller may retain copies of all such files and records at its sole expense. From and after Closing, Seller shall permit Purchaser or its designated representatives reasonable access during normal business hours to the accounting and financial records of Seller pertaining to the Subject Properties and in Seller's possession (which records shall be maintained for a period of no less than three (-')) years after the Closing Date), as such requests for access may be made by Purchaser from time to time and provided that such access by Purchaser does not unreasonably interfere with the other operations of Seller.


10.0') Sales Taxes and



         10.0') Sales Taxes and Recordin2 Fees. Purchaser shall pay all sales taxes occasioned by the sale of the Subject Properties, any interests, properties or rights provided for herein and all documentary, filing fees and recording fees required in connection with the filing and recording of any assignments or bills of sale.


         10.04 Further Assurances. After Closing, Seller and Purchaser shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such action including payment of monies as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by law. If at any time subsequent to Closing either party comes into possession of money or property belonging to the other, such money or property shall be promptly turned over to the party entitled thereto.


ARTICLE XI
Termination



         I 1.01 Termination. This Agreement and the transactions completed hereby may be terminated and be of no further force and effect in the following instances:
             (A) By Purchaser if any condition set forth in Section 8.02 shall not be satisfied at or before Closing.


29

             (B) By Seller if any condition set forth in Section 8.01 shall not be satisfied at or before Closing.
             (C) By the mutual written consent of Purchaser and Seller. (D) As set forth in Article III.


                                   ARTICLE XII
                                  Miscellaneous



         12.01 Notices. Any notice, request, instruction, correspondence or other communication to be given or made hereunder to either party to the other (herein collectively called "Notice") shall be in writing and (a) delivered in hand, (b) mailed by certified mail, postage prepaid and return receipt requested; (c) sent by telecopier, or (d) sent be Express Mail, Federal Express, or other delivery service, as follows:


If to Seller to:           Statoil Exploration (US) Inc.  Barbara J. Bordelon,
General Counsel 2700 Post Oak Boulevard, Suite 700 Houston, Texas 77056



Telephone:        (281) 694-1809
Facsimile:    (281) 694-1899



If to Purchaser to:      Saba Energy of Texas, Incorporated
           Bradley Katzung, President
           160'j' S.E. 19th Street, Suite 202
           Edmond, Oklahoma 73103



Telephone:        (405) 340-3600
Facsimile:    (405) 340-3691



         Notice given by hand, Federal Express or other express delivery service or by mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by facsimile shall be confirmed promptly after transmission in writing by certified mail


30

or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.


         12.02 Entire Agreement. This Agreement, together with the Exhibits hereto (which are hereby incorporated by reference in and made a part of this Agreement for all purposes), constitute the entire agreement between the parties hereto relating, to the subject matter hereof and supersede all prior agreements between Seller and Purchaser whether written or oral.
         12.03 Headings. The headings contained herein are for convenience of reference only and shall not be deemed to be a part of or to modify or affect the meaning of any of the provisions contained herein.
         12.04 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same instrument.
         12.05 Governing Law. This Agreement shall be governed by and by in accordance with the laws of the state of Louisiana relating- to contracts made and to be fully performed therein. Seller and Purchaser agree that any litigation affecting this Agreement and the transactions contemplated herein will be held in a court of proper jurisdiction within the state of Louisiana.
         12.6     Arbitration.
                  (A) Binding Arbitration. On the request of any party hereto, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to or in connection with this Agreement (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.
                  (B) Governing Rules. Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.



3 1

                  (C) Arbitrators. Any arbitration shall be conducted before one arbitrator. The arbitrator shall be a practicing attorney licensed to practice in the State of Texas who is knowledgeable in the subject matter of the Dispute selected by agreement between the parties hereto. If the parties cannot agree on an arbitrator within 30 days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding
                  (D) Conduct of Arbitration. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing party. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.
                  (E) Costs of Arbitration. All fees of the arbitrator and any engineer, accountant or other consultant engaged by the arbitrator, shall be paid by Purchaser and Seller equally unless otherwise awarded by the arbitrator.
         12.07 Announcements. After Closing, Seller and Purchaser shall consult with each other with regard to all press releases and other announcements issued concerning this Agreement or the transactions contemplated hereby and except as may be required by applicable laws or the applicable rules and regulations of any governmental agency, self-regulatory organization or stock exchange, and Purchaser and Seller shall not issue such press release or make any other announcement without the prior written consent of the other party.
         12.08 Assignments. Purchaser may not assign its rights under this Agreement without the express written consent of Seller.
         12.9 Parties in Interest. This Agreement shall be binding, upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns; and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.
         12.10 Facsimile Signatures. The parties acknowledge that execution of this Agreement by Purchaser may be first presented by facsimile transmission, and the parties agree to accept such facsimile signature as correct and binding. Purchaser agrees to immediately follow up the facsimile transmission with an original signatures and to submit originals to Seller within two business days of the facsimile execution.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by the undersigned, thereunto duly authorized.


WITNSSES:



STATOIL EXPLORATION (US) INC.
/s/ Sigmund Rodvelt

Manager Business Development



SABA ENERGY OF TEXAS, INCORPORATED
/s/ Bradley T. Katzung

President

Exhibit A



Attached to and made a part of that certain Purchase And Sale Agreement by and between Statoil Exploration (US) Inc. and Saba Energy of Texas, Inc.
and dated August          1997.



Lease Date              Lessor                     Lessee               Recording Data      Gross acres          Net Acres



                        Board of Levee             Humble Oil &          COB 66,             2258.5             2258.5
Lease 1 11-08-28        Commissioners -            Refining Co.          Page 518
                        Orleans Levee District
Lease 2 01-23-36        State of LA                W. T. Burton          COB 81,             576                576
                        State Lease No. 3 3 5                            Page 004
Lease 3 11-21-41        State of LA                Humble Oil &          COB 105,            450                450
                        State Lease No. 508        Refining Co.          Page 392
Lease 4 03-11-47        Board of Levee             The Superior          COB 130,            132.85             132.85
                        Commissioners             Oil Company           Page 556
                                                                                 TOTAL       3417.35            3417.35


*References to Recording Data are to the public records of Plaquemines Parish, Louisiana.

**As the leases are more fully described on pages 2 and 3 of Exhibit A



LEASE-1



That certain oil, gas and mineral lease effective November 8, 1928, granted by the Board of Levee commissioners of the Orleans Levee District in favor of Humble Oil & Refining Company, recorded in COB 66, Polio 518, LESS AND EXCEPT land lying within the surface boundaries of the Pengo Petroleum, Inc. Voluntary Unit "B" created by instrument dated effective July 1, 1978, recorded in COB 482, Folio 429, Entry No. 76 containing 132.846 acres, more or less, from the surface down to the stratigraphic equivalent of the base of the TEXT W Sand seen at a depth of 13,500 feet measured depth on the ISFSonic Log,, Run No. 1 for the Orleans Levee Board B-1 Well, dated November 10, 1975,



LEASE 2




That certain oil, gas and mineral lease granted by the
State of Louisiana to W. T. Burton, effective January 23, 1936, recorded in COB 81, Folio 4, designated State Lease 335, as to all land covered thereby lying in Townships 17 and 18 South, Range 15 East LESS AND EXCEPT (1) lands and depths released therefrom on November 1, 1943, July 30, 1974, February 5, 1986 and September 7. 1989 and (2) all land lying within the surface boundaries of the Pengo Petroleum, Inc. Voluntary Unit *B* created by instrument dated effective July 1, 1978, recorded in COB 482, Folio 429, Entry No. 76, containing 132.846 acres more or less, from the surface to the stratigraphic equivalent of the base of the TEXT W Sand seen at a depth of 13,500 feet measured depth on the ISF-Sonic Log, Run No. 1, for the Orleans Levee Board B-1 Well, dated November 10r 1975,r but not less and except the Mio 10 Sand as found at 9,500 feet to 10,240 feet measured depth on the ISF-Sonic Log Run No. 1 for the Orleans Levee Board B-1 Well, dated

November 10, 1975.



Exhibit A, Page 2 of 3

I   LAAAS-1



That certain oil, gas and mineral lease dated effective November 21, 1941, granted by the State of Louisiana in favor of Humble Oil & Refining Company, recorded in COB 105, Folio 392, designated State Lease SOB.- LESS AND EXCEPT (1) forty acres surrounding the State Lease 508 No. 13 Well. described as beginning at the point X 2,517,580.06 and Y - 307,462.15, then South 360 36' 35' East
11320 feet, then South 530 23' 25" West 1,320 feet, then North 360 36' 350 West 1,320 feet, then North 530 23' 25" East 1,320 feet to the point of beginning-as to all depths from the surface to 100 feet below the stratigraphic equivalent of the base of the MIO 12F Sand seen at 11,818 feet (log depth) on the electric log for the Humble State Lease 508 No. 5 Well, (2) forty acres surrounding the State Lease 508 No. 15/15-D Wells described as beginning at the point X = 2,517,715.00 and Y = 307,443.15, then North 600 East 1,320 feet,, then South 300 East 1,,320 feet, then South 600 West 1,320 feet, then North 300 West 1.,320 feet to the point of beginning as to all depths from the surface to 100 feet below the stratigraphic equivalent of the base of the MIO 12F Sand seen at 11,818 feet (log depth) in the state Lease 508 No. 5 Well and (3) all land and depths released therefrom on May 6.. 1971,, September 9,, 1983, September 5., 1991, and July 30, 1992.



Lease-A



That certain oi1, gas and mineral lease effective March 11, 1947 granted by Board of Levee Commissioners of the Orleans Levee District to The Superior Oil Company, recorded in COB 130, Folio 556, LESS AND EXCEPT (1) land and depths released on March 18, 1985, (2) the 160 acres of the lease in Sections 3 and 10, Township 18 South, Range 15 East reserved by The Superior Oil Company from the sublease to Gulf Oil Corporation and Humble Oil & Refining Company on December 2, 1959 (3) land lying within the surface boundaries of 'the Pengo Petroleum.. Inc. Voluntary Unit "B" created by instrument effective July 1, 1978, recorded in COB 482, Folio 429, Entry No.76, containing 132.846 acres from the surface to the stratigraphic equivalent of the base of the TEXT W Sand seen at a depth of 13,500 feet measured depth on the ISFSonic Log, Run No. 1, for the Orleans Levee Board B-1 Well, dated November 10, 1975, but =t less and except the MIO 10 Sand as found at 9,500 feet to 10,240 feet measured depth on the ISF-Sonic Log, Run No. 1 for the Orleans Levee Board B-1 Well, dated November 10, 1975.



Exhibit A, Page 3 of 3


Exhibit B
Attached to and made a part of that certain Purchase and Sale Agreement by and between Statoil Exploration (US) and Saba Energy of Texas, Inc. and dated August 20, 1997.

UNIT/WELL SUMMARY SHEET
                                                                                     NRI
Unit/Well Name           Operator                           WI             OIL                 GAS
===========================================================================================================

OLB #90; MIO 9D R9
VUA (Order 364-D-2)      Statoil Exploration (US) Inc.      100.00%        84.5                84.5

OLB #62                  Statoil Exploration (US) Inc.      100.00%        83.684731           83.684731

OLB#B-7                  Statoil Exploration (US) Inc.      100.00%        84.231446           84.231446

OLB#B-10                 Statoil Exploration (US) Inc.      100.00%        84.379981           84.379981

OLB#B-11                 Statoil Exploration (US) Inc.      100.00%        84.23143            84.23143

OLB #B-11  RI            Statoil Exploration (US) Inc.      100.00%        0.001               0.01

OLB#68                   Statoil Exploration (US) Inc.      100.00%        84.5                84.5

OLB#73                   Statoil Exploration (US) Inc.      100.00%        84.5                84.5

OLB#92                   Statoil Exploration (US) Inc.      100.00%        84.5                84.5

OLB#93                   Statoil Exploration (US) Inc.      100.00%        84.5                84.5

OLB#37                   SWD

OLB#77                   SHUT-IN

OLB#52                   SHUT-IN

SL508#25& 25D            Statiol Exploration (US) Inc.      100.00%        78.967262           84.5

SL508 #26 &26D           Statoil Exploration (US) Inc.      100.00%        78.967262           84.5

SL508#15/15D             Statoil Exploration (US) Inc.      100.00%        79.866076           79.866076

SL508#13&14              SHUT-IN

VU B; Orleans
Levee Board B-3          Vintage Petroleum, Inc. (1)        0.00%          10.059617           10.059617
===============================================================================================================
(1) ORRI